UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2019

CO-DIAGNOSTICS, INC.
(Exact name of small business issuer as specified in its charter)

Utah	1-38148	46-2609363
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices)

(801) 438-1036

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On January 18, 2019, Bentley Rothschild Financial LLC (“Bentley”) filed a Schedule 13G claiming it was the owner of 1,134,897 shares of common stock of Co-Diagnostics, Inc. (the “Company”).

Bentley purportedly obtained the shares as a result of a Second Addendum, dated December 4, 2018 (“Second Addendum”) to a Master Loan Agreement, dated April 2, 2018 (the “Master Loan Agreement”), between Dr. Brent Satterfield, the Company’s Chief Science Officer and one of the Company’s directors, and America 2030 Capital (“America 2030” and, together with Bentley, the “Lenders”). The Master Loan Agreement purported to be a loan agreement that required Dr. Satterfield to pledge his 2,269,795 shares of the Company’s common stock, which Dr. Satterfield did by transferring the 2,269,795 shares of common stock evenly between Bentley and America 2030 as required by the Second Addendum. Dr. Satterfield received approximately $66,000 from the Lenders. The Second Addendum was signed by Dr. Satterfield and Val Sklarov, who signed as the Operations Manager of both Bentley and America 2030.

After America 2030 presented a legal opinion to the Company’s transfer agent, drafted by Steve Roberts, an attorney from Baton Rouge, Louisiana, the transfer agent transferred 1,134,898 shares of the Company’s common stock to a brokerage account for America 2030. The Company estimates that America 2030 sold approximately 900,000 shares of the Company’s common stock.

Dr. Satterfield filed an action in the Supreme Court of the State of New York (New York County) and obtained a preliminary injunction against America 2030, Bentley, and the Company’s transfer agent (Index no. 650311/2019). Dr. Satterfield believes the shares were sold wrongfully by America 2030 as part of a fraudulent scheme.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

	By:	/s/ Dwight H. Egan
	Name:	Dwight H. Egan
	Title:	Chief Executive Officer

Date: January 25, 2019